EXHIBIT 5

                         SIDLEY & AUSTIN

                    ONE FIRST NATIONAL PLAZA
                    CHICAGO, ILLINOIS  60603




                       September 26, 1995


Telephone and Data Systems, Inc.
30 North LaSalle Street
40th Floor
Chicago, Illinois  60602


                  Re:  658,400 TDS Common Shares, $1.00 par value

Ladies and Gentlemen:

                  We are counsel to Telephone and Data Systems, Inc., an Iowa corporation (the "Company"), and have represented the Company with respect to the Registration Statement on Form S-4 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 658,400 Common Shares, $1.00 par value (the "Shares"), of the Company.

                  In rendering this opinion, we have examined and relied upon a copy of the Registration Statement. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

                  Based on the foregoing, we are of the opinion that:

                  1. The Company is duly incorporated and validly existing under the laws of the State of Iowa.

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Telephone and Data Systems, Inc.
September 26, 1995
Page 2


                  2. The Shares will be legally issued, fully paid and non-assessable when (i) the Registration Statement as finally amended, shall have become effective under the Securities Act, (ii) the Shares have been duly issued and exchanged in the manner contemplated by the Registration Statement and the resolutions of the Board of Directors authorizing the issuance and exchange of the Shares and (iii) certificates representing the Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

                  We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Shares.

                  Except as expressly stated in the next sentence, this opinion is limited to the laws of the State of Illinois and the laws of the United States of America (excluding the Federal Communications Act, as amended, and the rules and regulations thereunder) to the extent applicable. Insofar as the opinions expressed above relate to the laws of the State of Iowa, we have not made an independent examination of such laws, but have relied as to such laws upon the opinion of Nyemaster, Goode, McLaughlin, Voigts, West, Hansell & O'Brien, P.C. of Des Moines, Iowa, which is attached hereto.

                  TDS is controlled by a voting trust. Walter C.D. Carlson, a trustee and beneficiary of the voting trust which controls TDS and a director of TDS and certain subsidiaries of TDS, Michael G. Hron, the Secretary of TDS and certain subsidiaries of TDS, William S. DeCarlo, the Assistant Secretary of TDS and certain subsidiaries of TDS, Stephen P. Fitzell, the Secretary of certain subsidiaries of TDS, and Sherry S. Treston, the Assistant Secretary of certain subsidiaries of TDS, are partners of this Firm.

                  We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement.


                                          Very truly yours,


                                          SIDLEY & AUSTIN


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                  NYEMASTER, GOODE, MCLAUGHLIN, VOIGHTS,
                         WEST, HANSELL & O'BRIEN

                            1900 HUB TOWER
                           699 WALNUT STREET
                     DES MOINES, IOWA  50309-3956




                         September 26, 1995



Sidley & Austin
One First National Plaza
2 South Dearborn Street, Suite 2576
Chicago, Illinois 60603

                  Re:  Telephone and Data Systems, Inc.
                       S-4 Registration Statement

Ladies and Gentlemen:

                  We have acted as your Iowa counsel with respect to the Registration Statement on Form S-4 (the "Registration Statement") being filed by Telephone and Data Systems, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 658,400 Common Shares, $1.00 par value (the "Shares"), of the Company to be issued in connection with the Acquisition Agreement and Plan of Merger, dated as of March 30, 1995, by and among the Company, DTC Acquisition Corp., Deposit Telephone Company, Inc. and the Major Shareholders (as defined therein).

                  We have examined such records, documents and questions of law as we have considered relevant and necessary as a basis for this opinion. As to matters of fact material to our opinions, we have with your agreement relied upon certificates of officers of the Company. We have assumed with your agreement the authenticity of all documents submitted to us as originals, the conformity with the original documents of any copies submitted to us for our examination and the authenticity of the original of any such copies.

                  Based on the foregoing, it is our opinion that:

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Sidley & Austin
September 26, 1995
Page 2


                  1. The Company is duly incorporated and validly existing under the laws of the State of Iowa.

                  2. The Shares will be legally issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the Shares shall have been duly issued and exchanged in the manner contemplated by the Registration Statement and the resolutions of the Board of Directors authorizing the issuance and exchange of the Shares and determining the adequacy of the consideration to be received in exchange for the Shares; and (iii) certificates representing the Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

                  We are admitted to the Bar of the State of Iowa, and express no opinion herein as to the laws of any other jurisdiction, including the laws of the United States of America.

                  Except as expressly set forth herein, we express no opinion, and no opinion is implied or may be inferred, in connection with the Registration Statement or the issuance of the Shares. Without limiting the generality of the foregoing, we express no opinion with respect to the securities or blue sky laws of the various states.

                  This opinion is being delivered solely for the benefit of the persons to whom it is addressed; accordingly, it may not be quoted, filed with any governmental authority or other regulatory agency or otherwise circulated or utilized for any other purposes without our prior written consent. Sidley & Austin may refer to or quote from this opinion in its discretion in connection with opinions it may be requested or required to give in connection with the Registration Statement.

                  The undersigned law firm also hereby consents to the filing of this opinion as an Exhibit to the Registration Statement and to the use of its name in the Registration Statement.

                                  Very truly yours,

                                  NYEMASTER, GOODE, McLAUGHLIN,
                                   VOIGTS, WEST, HANSELL &
                                   O'BRIEN, P.C.



                                  By /s/ G. R. Neumann
                                     ------------------------
                                         G. R. Neumann







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